Exhibit 10.1
SECURED LINE OF CREDIT PROMISSORY NOTE

U.S. $45,000,000.00 August 20, 2008

FOR VALUE RECEIVED, the undersigned, United Development Funding, L.P., a Delaware limited partnership, formerly a Nevada limited partnership (the “Borrower”), hereby makes this Secured Line of Credit Promissory Note (this “Note”) and promises to pay to the order of United Development Funding III, L.P., a Delaware limited partnership, or its assigns (the “Lender”), the sum of up to Forty-five Million and NO/100 Dollars ($45,000,000.00) in Principal (as hereinafter defined), or, if greater or less, the aggregate unpaid Principal amount advanced to Borrower under this Note, together with accrued, unpaid interest thereon, pursuant to the terms and conditions set forth in this Note.  All amounts are payable to Lender in lawful money of the United States of America at the address for Lender provided in this Note, or at such other address as from time to time may be designated by Lender.

1.           This Note shall be subject to the following terms:

Date of this Note:                                  August 20, 2008

Borrower:                                                United Development Funding, L.P., a Delaware limited partnership

Borrower’s Address
For Notice:                                                   1812 Cindy Lane, Suite 200
       Bedford, Texas 76021
       Fax:           (817) 835-0383

Lender:                                                   United Development Funding III, L.P., a Delaware limited partnership

Lender's Address
For Notice and Payment:                    1812 Cindy Lane, Suite 200
Bedford, Texas 76021
Fax:           (817) 835-0383

Principal Amount:	Up to $45,000,000.00, or such amount of Principal that is actually advanced under this Note (the “Loan”).

Revolver:	This Note is a revolver and thus, Borrower may borrow, repay and then reborrow the Principal amount of this Note, subject to the other terms of this Note.

Loan Components:	The purpose of the Loan is to finance Borrower’s investments in real estate development projects.

Maturity:
Subject to the provisions of this Note requiring scheduled payments during the term hereof and subject to any permitted acceleration of this Note, this Note shall mature, and all outstanding Principal and unpaid accrued interest under this Note and any other indebtedness due under the other Loan Documents shall be due and payable in full, on or before 5:00 p.m., Dallas, Texas time on December 31, 2009 (the “Maturity Date”).

Base Rate:
Unless the Default Rate (defined below) shall apply, interest on the outstanding Principal balance of this Note shall accrue at the lesser of (i) 14% per annum, accrued and compounded annually, or (ii) the Highest Lawful Rate (defined below) (the “Base Rate”).

Default Rate:
Upon the occurrence and during the continuation of an Event of Default, interest on the outstanding Principal balance of this Note which is delinquent (which may be the entire Principal balance of this Note in circumstances where this Note matures or has been accelerated), together with any accrued and unpaid interest then due, shall accrue at the lesser of (i) 18% per annum, accrued and compounded annually, or (ii) the Highest Lawful Rate (the “Default Rate”).

2.           Definitions.  In addition to the terms which are defined elsewhere in this Note, the following terms have the meanings indicated for purposes of this Note:

(a)           “Advance” means any advance of funds by Lender to Borrower pursuant to the terms of this Note.

(b)           “Borrowing Base Report” shall mean, at any time, the calculation of the Borrowing Base prepared by Borrower and approved by Lender in its reasonable discretion, including a detailed summary of (i) the Retail Appraised Value of all loans and equity interests for land development and/or land acquisition owned by Borrower, to the extent such loans and equity interests are included in the calculation of the Borrowing Base, (ii) the date of the last payment made on the Loan and confirmation that all regular payments have been made in a timely manner, (iii) all asset-specific debt senior to such loans and equity interests owned by Borrower, (iv) all outstanding Senior Debt, (v) all amounts outstanding under this Note, and (vi) the remaining Principal amount available under this Note.

(c)           “Borrowing Base” shall mean, at any time, an amount equal to the outstanding balances of all secured land acquisition and development loans made by Borrower and all equity interests owned by Borrower, the repayment of which is secured; in each case, whether payment or priority of liens is subordinate to payment or priority of liens in favor of any other creditor, provided that the Borrowing Base shall at no time exceed a Combined Loan-to-Value Ratio of 90% of the Retail Appraised Value of all subordinate loans and equity interests for land development and/or land acquisition owned by Borrower and 90% of the Retail Appraised Value for first lien secured loans for land development and/or land acquisition owned by Borrower.

(d)           “Combined Loan-to-Value Ratio” shall mean the ratio of (i) all Senior Debt and all other debt (senior or subordinated to this Note) issued by Borrower to (ii) the Retail Appraised Value of the Borrowing Base.  For purposes of the definition of Combined Loan-to-Value Ratio, Senior Debt shall include all asset-specific debt, including any asset specific Senior Debt and indebtedness senior to the loans and equity interests owned by Borrower and shall exclude any unfunded portions of the Senior Debt.

(e)           “Indebtedness” shall mean and shall include by way of example, but not by way of limitation:  (i) all indebtedness, obligations and liabilities of Borrower and/or any Guarantors under the Loan or arising under any of the Loan Documents, of whatsoever kind, nature and description, primary or secondary, direct, indirect or contingent, due or to become due, and whether now existing or hereafter arising, and including without limitation of the generality of the foregoing, all indemnities, defenses and hold harmless obligations of Borrower and/or any Guarantor(s) to Lender in connection with the Loan as evidenced by this Note; (ii) all present and future Advances made by Lender in connection with the Loan and the Loan Documents, and whether made at Lender’s option or otherwise, from time to time; (iii) all future Advances made by Lender for the protection or preservation of Lender’s rights and interest in the Collateral (as defined in the Security Agreement), as provided herein or in the Loan Documents, including, without limitation, advances for taxes, levies, assessments, insurance or maintenance of the Collateral; (iv) all costs and expenses incurred by Lender in connection with or arising out of the protection, enforcement or collection of any of the foregoing, including, without limitation, Lender’s actual attorney fees; and (v) all costs and expenses incurred by Lender in connection with, or arising out of, the sale, disposition, liquidation or other realization including, but not by way of limitation, the taking, retaking or holding, and all proceedings (judicial or otherwise) of the Collateral, including, without limitation, Lender’s actual attorney fees.

(f)           “Material Adverse Effect”) shall mean any material adverse effect whatsoever upon:  (a) the validity, performance, or enforcement of any Loan Documents; (b) the properties, contracts, business operations, prospects, profits, or condition (financial or otherwise) of Borrower; or (c) the ability of Borrower to fulfill its obligations under the Loan Documents.

(g)           “Principal” shall mean the principal amounts outstanding from time to time pursuant to the terms of this Note.

(h)           “Retail Appraised Value” means the value (determined by an appraiser if such value was so determined in connection with Senior Debt or otherwise requested by Lender) of the real property securing the loans and equity interests for land development and/or land acquisition owned by Borrower based on the market value of the finished sites sold to a merchant builder reflecting all estimated costs to carry and sell the finished building lots.

(i)           “Senior Debt” shall mean, collectively, all indebtedness due and owing by Borrower pursuant to (i) a line of credit provided by Textron Financial Group in the amount of $30,000,000, and (ii) all other indebtedness of Borrower to any national or state chartered banking association or other institutional lender that is approved by Lender in writing to be Senior Debt for purposes of this definition.

2.           Applicable Interest Rate.  The outstanding Principal amount shall bear interest on each day outstanding at the Base Rate in effect on such day, unless the Default Rate shall apply.  Upon the occurrence and during the continuation of an Event of Default, the outstanding Principal amount, and all past-due interest thereon, shall bear interest on each day outstanding at the Default Rate automatically and without the necessity of notice, until such delinquent amount is paid or such breach or default is otherwise cured to the satisfaction of Lender or waived by Lender in writing.  Notwithstanding anything to the contrary contained in this Note, (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate and Default Rate, then this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued on this Note equals (but does not exceed) the total amount of interest which would have accrued on this Note, had there been no Highest Lawful Rate applicable to this Note.  As used in this Note, the term “Highest Lawful Rate” shall mean the lesser of (a) 18%, or (b) the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law, to the extent that it permits Lender to contract or charge, take, receive or reserve a  greater amount of interest than under Texas law), taking into account all fees and expenses if any, contracted for, charged, received, taken or reserved by Lender in connection with the transaction relating to this Note and the indebtedness evidenced hereby or by the other Loan Documents which are treated as interest under applicable law.

3.           Security; Loan Documents.  This Note is secured by, and entitled to the benefits of, a security agreement dated the date of this Agreement (the “Security Agreement”) between Borrower and Lender, pursuant to which the Borrower has granted to Lender, a security interest in the Collateral (as defined in the Security Agreement).  This Note, the Security Agreement, all UCC financing statements, amendments thereto and continuation statements (collectively, “Financing Statements”) filed by or in favor of Lender, all Advance Requests (herein so called) and any instruments, agreements, or certificates executed, entered into or delivered by any party in connection with this Note, are collectively referred to in this Agreement as the “Loan Documents”.

4.           Use of Proceeds.  The proceeds of this Note shall be used solely for business and commercial purposes and shall be used to acquire assets to seek income that qualifies under the Real Estate Investment Trust provisions of the Internal Revenue Code.  In no event shall any funds advanced under this Note be used, directly or indirectly, by any person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System).  Further, no funds advanced under this Note may be used by Borrower to either:  (a) finance indebtedness associated with any real estate development project to the extent such indebtedness, including indebtedness financed by funds advanced hereunder and indebtedness financed by funds advanced from any other source, including without limitation Senior Debt, exceeds 90% of the Retail Appraised Value of such real estate development project; or (b) finance indebtedness associated with any real estate development project upon which Borrower has a junior priority lien to the extent such indebtedness, including indebtedness financed by funds advanced hereunder and indebtedness financed by funds advanced from any other source, including without limitation Senior Debt, exceeds 90% of the Retail Appraised Value of such real estate development project.

5.           Advances and Advance Procedures.

(a)           Advance Request.  Borrower may request, upon and at any time after the date of this Note until 30 days prior to the Maturity Date, that Lender advance an amount of Principal to Borrower under this Note by presenting an Advance Request to Lender in the form attached as Exhibit “A”.  Subject to the other provisions of this Note, within three business days after its receipt of the Advance Request, Lender shall fund the requested Advance.  At no time shall the amount of an Advance cause the outstanding Principal to exceed the Borrowing Base as set forth in the immediately preceding Borrowing Base Report delivered by Borrower to Lender.  At any time that the outstanding Principal exceeds the Borrowing Base, Borrower shall immediately pay Lender an amount equal to such excess.

(b)           Advance Schedule.  Attached to this Note as Schedule 1 is a list of the Advances by type made under this Note, any payments applied to reduce Principal  outstanding under this Note, and the aggregate amount of Principal outstanding under this Note (the “Advance Schedule”). The amount of Principal owing on this Note at any given time shall be equal to (i) the aggregate amount of all Principal advanced by Lender under this Note, minus (ii) all payments made on this Note and applied by Lender to reduce the Principal amount of this Note in accordance with Section 6(c). The Advance Schedule shall be revised by Lender from time to time as appropriate.

(c)           Advances.  Subject to the terms of this Note, Lender agrees to make one or more advances to Borrower from time to time from the date hereof to and including the Maturity Date, provided that the aggregate amount of all Advances at any time outstanding shall not exceed the lesser of the Borrowing Base or the maximum amount of Principal Amount of this Note.

6.           Payment.

(a)           Mandatory Payments.  Mandatory payments equal to the amount of unpaid accrued interest on the outstanding Principal balance of this Note from time to time shall be due and payable on the 15th day of each month for the prior calendar month interest due during the term of this Note, commencing on September 15, 2008.

(b)           Maturity.  Subject to any acceleration of this Note, the outstanding Principal, together with accrued, unpaid interest thereon, shall be due and payable on the Maturity Date.

(c)           Application of Payments.  Payments made on this Note will be applied first to unpaid, accrued interest, next, to any unpaid collection costs, fees and other charges permitted under this Note, and last, to reduce the Principal outstanding under this Note, subject, however, to any adjustments required or permitted by this Note or applicable law.

(d)           General.  Borrower will make each payment that it owes under this Note to Lender (interest, any applicable fees and charges, and outstanding Principal) in full and in lawful money of the United States, without set-off, deduction or counterclaim.  All payments shall be made by check or wire transfer of immediately available funds.  Should any such payment become due and payable on a day other than a business day, the date for such payment shall be extended to the next succeeding business day, and, in the case of a payment of Principal or past-due interest, interest shall accrue and be payable on such amount for the period of such extension.  Each such payment must be received by Lender not later than 5:00 p.m., Dallas, Texas time on the date such payment becomes due and payable.  Any payment received by Lender after such time will be deemed to have been made on the next succeeding business day.

7.           Prepayment; Lender's Rights.  Borrower may prepay this Note, or any portion of this Note, at any time and from time to time, without the payment of any fee or penalty.

8.           Representations and Warranties.  Borrower represents and warrants to Lender that:

(a)           Organization and Good Standing.  Borrower is a limited partnership, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, having all limited partnership powers required to carry on its business and to enter into and carry out the transactions contemplated by this Note and the other Loan Documents.  Borrower has taken all appropriate actions and complied in all material respects with all laws applicable to it in each jurisdiction within and without outside the United States where Borrower owns or leases any properties or conducts any business.

(b)           Authorization; Validity.  Borrower has the limited partnership power, authority and legal right to execute, deliver and perform its obligations under, this Note and the other Loan Documents.  The execution and delivery by Borrower of the Loan Documents and the performance of its obligations under each such Loan Document have been duly authorized by proper limited partnership proceedings.  The Loan Documents to which Borrower is a party constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

(c)           Approvals.  Except for any approvals required by the holders of the Senior Debt, no authorization, approval or other action by, and no notice to or other filing with, any governmental authority or regulatory body is required, either (i) for the execution, delivery or performance of this Note by Borrower, or (ii) for the exercise by Lender of its rights and remedies under this Note.

(d)           No Conflicts.  The execution, delivery, and performance by Borrower of this Note and the other Loan Documents will not conflict with, or result in a violation of or a default under, (i) any applicable law, ordinance, regulation, or rule (federal, state, or local); (ii) any judgment, order, or decree of any arbitrator, other private adjudicator, or governmental authority to which Borrower is a party or by which Borrower or any of the assets of Borrower is bound; (iii) or any agreement, document, or instrument to which Borrower is a party or by which Borrower or any of the assets of Borrower is bound.

(e)           Accurate Information.  All information in any loan application, financial statement, report (including those reports required by Section 10 hereof), certificate, or other document, and all other information delivered by or on behalf of Borrower to Lender in connection with this Note or the Indebtedness is correct and complete in all material respects as of the date thereof, and there are no omissions from any such information that result in any such information being materially incomplete, incorrect, or misleading as of the date thereof.  Borrower does not have knowledge of any material change in any such information.  All financial statements heretofore delivered to Lender by Borrower were prepared in accordance with Generally Accepted Accounting Principles and accurately present the financial conditions and results of operations as at the dates thereof and for the periods covered thereby in all material respects.  Since the date of each respective financial statement or report, no Material Adverse Effect has occurred.

(f)           Legal Proceedings, Hearings, Inquiries and Investigations.  Except as disclosed to Lender in writing prior to the date of this Agreement:  (i) no legal proceeding, individually or in the aggregate with related proceedings, involving a sum of $50,000 or more, is pending or, to best knowledge of Borrower, threatened before any arbitrator, other private adjudicator, or governmental authority to which Borrower is a party or by which Borrower or any assets of Borrower may be bound or affected that if resolved adversely to Borrower could result in a Material Adverse Effect; (ii) no hearing, inquiry, or investigation relating to Borrower or any assets of Borrower is pending or, to the best knowledge of Borrower, threatened by any Governmental Authority that if resolved adversely to Borrower could result in a Material Adverse Effect; and/or (iii) neither Borrower nor any Guarantor is in default with respect to any order, writ, injunction, decree, or demand of any court, governmental agency, regulatory body, or administrative tribunal, which default might have consequences which would materially and adversely affect their respective business or properties.

(g)            Usury.  Borrower has been involved in the structure and negotiation of the Note and the other Loan Documents.  It is the intention of Borrower that all aspects of the Note and the other Loan Documents, and any related transaction, comply with all laws, including, specifically, any applicable usury laws.  If for any reason, it is determined by a governing authority that the loan made pursuant to the Note and the other Loan Documents is usurious in any manner, Borrower hereby represents that, as to Borrower, such result was unintentional and the result of a bona fide mistake and, to the extent permitted under law,  BORROWER HEREBY WAIVES ANY AND ALL DEFENSES, CLAIMS AND/OR COUNTERCLAIMS BASED ON USURY.

9.           Conditions Precedent.  Lender has no obligation to make any Advance to Borrower unless at the time of such Advance, each of the following conditions has been fully satisfied:

(a)           Borrower shall have paid all amounts then due to Lender under this Note;

(b)           No Event of Default shall exist under this Note, and no “default” or “event of default” shall exist under any other Loan Document (“default” and “event of default” having the meaning given to such terms in any of such Loan Documents); and

(c)           Such Advance would not otherwise cause the outstanding Principal to exceed the Borrowing Base as set forth in the immediately preceding Borrowing Base Report delivered by Borrower to Lender.

(d)           Borrower shall have provided Lender with:  (i) copies of all reports required by Section 10 of this Note with respect to the indebtedness that Borrower intends to finance or the equity that Borrower intends to purchase with such Advance; and (ii) such further documentation as Lender shall reasonably require.

10.           Covenants.  Borrower covenants and agrees with Lender that it will deliver each of the following, on a quarterly basis, commencing with the quarter ending September 30, 2008, in form and substance reasonably satisfactory to Lender:

(a)           Borrowing Base Report.  A Borrowing Base Report certified by an executive officer of the general partner of Borrower.

(b)           Summary of Loans.  A summary of each real estate development loan, bridge loan and equity investment by Borrower, the borrowers and/or joint venture partners associated with such loans or equity investments, and a summary of concentration of credit by borrower, partner and geographical region.

(c)           Schedule of Maturities.  A summary of scheduled maturities for each real estate development loan and bridge loan made by Borrower, payment status for each such loan, and the status of the real estate development that is being financed by such loans (including a discussion of any variances from the initial plans for such project previously delivered to Lender).

(d)           Summary of Amounts Loaned/Invested.  A summary of the aggregate amount loaned or invested by Borrower with respect to unimproved real property projects (including Lender’s prorated portion of such amounts loaned to or invested in unimproved real property projects) and the aggregate amount loaned to or invested by Borrower with respect to real property designated for improvement within twelve (12) months of such date (including Lender’s prorated portion of such amounts loaned to or invested in real property designated for improvement within twelve (12) months of such date).

(e)           Note Proceeds.  A summary of all proceeds of this Note that are allocated by Borrower to each real estate development project (whether in the form of loans or equity) or for the payment of any Senior Debt.

(f)           Certificate.  A certificate stating that, to Borrower’s knowledge, no Material Adverse Effect has occurred to date.

(g)           Estoppels from Borrower’s Borrowers.  Upon the occurrence of an Event of Default under this Note or any other Loan Document and for so long as an Event of Default shall be continuing and upon written request by Lender, an estoppel, in a form reasonably requested by Lender, from each of Borrower’s borrowers, confirming any or all of the information described above with respect to that borrower’s indebtedness to Borrower.

(h)           Appraisals.  Borrower shall obtain appraisals by an independent expert on all underlying properties.  All appraisals will be addressed to the Lender.

11.           Default.

(a)           For purposes of this Note, the following events shall constitute an “Event of Default”:

(i)           the default by Borrower in any payment required by this Note by the fifth day following the date when due, whether on or prior to the Maturity Date; or

(ii)           Borrower breaches any representation or warranty contained in this Note or any other Loan Document, or fails to perform or observe any covenant or agreement that is set forth in this Note or any other Loan Document, and such breach is not cured within 30 days after written notice of such breach is received from Lender; or

(iii)           the entry of a decree or order for relief by a court having jurisdiction in respect of Borrower in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, which is not vacated or dismissed within 30 days, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower for any substantial part of Borrower’s property, or ordering the winding up or liquidation of such person's affairs; or

(iv)           the commencement by Borrower of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment to or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower for any substantial part of its property, or the making by Borrower of any assignment for the benefit of creditors, or the admission by Borrower in writing of Borrower’s inability to pay its debts generally as they become due; or

(v)
the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral (as such term is defined in the Security Agreement) in a proceeding brought against or initiated by Borrower; or

(vi)           Borrower suffers the entry against it of a final judgment for the payment of money in excess of $50,000 (not covered by insurance satisfactory to Lender in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

(vii)           Borrower suffers a writ or warrant of attachment or any similar process to be issued by any tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty (30) days after the entry or levy thereof or after any stay is vacated or set aside; or

(viii)                      Borrower is sold, liquidated or winds up its affairs, without the prior written consent of Lender or the full payment of the Indebtedness due under this Note in full; or

(ix)           Any “default” or “event of default” is declared under any Senior Debt; or

(x)           Lender in good faith deems itself insecure provided that Lender notifies Borrower of the related event(s) or condition(s) and Borrower fails to correct or resolve the same to Lender’s reasonable satisfaction within thirty (30) days.

(b)           Upon the occurrence of an Event of Default described in subsection (a)(iii), (iv) or (v) of this Section 11 with respect to Borrower, all of Borrower's obligations under this Note and the other Loan Documents (accrued and unpaid interest, outstanding Principal, and fees and charges) shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower.  During the continuance of any other Event of Default, then and in every such case the Lender may do any or all of the following: (i) declare the Principal of this Note together with all accrued and unpaid interest on the unpaid Principal balance, and other Indebtedness due to Lender under this Note or the other Loan Documents, to be due and payable immediately, and the same shall become and be due and payable, without notices, demands for payment, presentations for payment, notices of payment default, notices of intention to accelerate maturity, protest and notice of protest, and any other notices of any kind, all of which are expressly waived by Borrower and any and all sureties, guarantors and endorsers of this Note, (ii) exercise its rights under the Security Agreement or any other Loan Document, and (iii) exercise all other rights and remedies available to Lender at law or in equity or under this Note and the other Loan Documents.  No delay on the part of Lender in exercising any power under this Note shall operate as a waiver of such power or right nor shall any single or partial exercise of any power or right preclude further exercise of that power or right.

(c)           If this Note is placed in the hands of an attorney for collection after an Event of Default or failure to pay under this Note, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note, jointly and severally, agree to pay reasonable attorneys' fees and collection costs to the Lender in addition to the Principal and interest payable under this Note.

12.           Usury Laws.                                It is the intention of the parties to this Note to comply with all applicable laws, including, without limitation, usury laws.  In furtherance thereof, Borrower stipulates and agrees with Lender that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay for the use, forbearance, or detention of money, or interest, in excess of the maximum amount of interest permitted to be charged by applicable law in effect from time to time.  Neither Borrower nor any present or future guarantors, endorsers, or other persons or entities hereafter becoming liable for payment of the obligations hereunder and under the other Loan Documents shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents that may be in conflict or apparent conflict herewith.  Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If (a) the maturity of this Note is accelerated for any reason, (b) this Note is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Lender or any other holder of the Note shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest hereon to an amount in excess of that permitted to be charged by applicable law, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding Principal of this Note or, at Lender's or such holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Lender and Borrower (and any other payors of this Note) shall to the greatest extent permitted under applicable law, (a) characterize any non-Principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of this Note in accordance with the amounts outstanding from time to time hereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law.  In the event applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, for that day, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code. As used in this section the term “applicable law” means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

13.           Notice.  All notices and other communications required or permitted under this Note will be in writing and will be mailed by registered or certified mail, postage prepaid, sent by facsimile, or otherwise delivered by hand or by nationally recognized overnight delivery service addressed to the addresses provided in Section 1 of this Note, or to such other address as a party may have delivered by like method to the other party for purposes of notice.  Each notice or other communication will be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or three business days after such notice or other communication has been deposited in a regularly maintained receptacle for deposit of United States mail or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by nationally recognized overnight delivery service, upon confirmation of delivery from such service.

14.           JURISDICTION; VENUE.  EXCEPT TO THE EXTENT THAT A LOAN DOCUMENT SPECIFIES THAT THE LAWS OF A STATE OTHER THAN THE STATE OF TEXAS SHALL APPLY AND EXCEPT TO THE EXTENT THE VALIDITY OR PERFECTION OF SECURITY INTERESTS OR REMEDIES IN RESPECT OF ANY PARTICULAR COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS, THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.  JURISDICTION FOR ALL MATTERS ARISING OUT OF THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN DALLAS COUNTY, TEXAS, AND BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF SUCH STATE AND FEDERAL COURTS AND AGREES AND CONSENTS NOT TO ASSERT IN ANY PROCEEDING, THAT ANY SUCH PROCESS IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND FURTHER AGREES TO A TRANSFER OF SUCH PROCEEDING TO THE COURTS SITTING IN DALLAS COUNTY, TEXAS.

15.           Miscellaneous.  This Note and the other Loan Documents (a) together represent the entire agreement between Borrower and Lender regarding the subject matter hereof, (b) may not be amended or modified except in writing signed by both Borrower and Lender, (c) may be executed in multiple counterparts, (d) is binding upon, and shall inure to the benefit of, Borrower and Lender, and their respective successors and permitted assigns, and (e) may be freely assigned, transferred or pledged by Lender without the consent of Borrower, and (f) may not be assigned, transferred, pledged or delegated by Borrower without the prior written consent of Lender.

16.           Lender’s Costs.  Borrower will pay the cost of all charges and premiums of any title insurance obtained by Lender, recording fees, costs of lien perfection, appraisal fees, reasonable attorney fees and any other out-of-pocket expenses incurred by Lender in connection with the Loan, including without limitation, the costs and expense of Lender in connection with the preparation of the Loan Documents and the enforcement of Lender’s rights and remedies under the Loan Documents and any other agreement between Borrower and Lender.

17.           Consent and Waiver.  No consent or waiver granted by Lender hereunder or in respect of this Note or any other Loan Document shall be effective unless it is in writing and signed by Lender.

18.           Third Party Beneficiaries.  This Agreement shall not be construed to make Lender liable to any third party, including without limitation any borrower of Borrower or entity in which Borrower holds an equity interest or for debts or claims accruing to such parties against Borrower.  It is expressly agreed that there are no contractual relationships, either express or implied, between Lender and any borrower of Borrower or any entity in which Borrower holds an equity interest.

19.           Further Assurances.  Borrower shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably necessary from time to time to give full effect to this Note or any Loan Document and the transactions contemplated thereby.

20.           Conflict.  If any provision of this Note expressly conflicts with any provision of any other Loan Document, such provision of this Note shall control as to such conflict.

21.           Severability.  If any term or provision of this Note shall be determined to be illegal or unenforceable, all other terms and provisions of this Note shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

22.           Subordination.  Lender agrees that this Note and all liens, pledges and security instruments securing this Note pursuant to the Security Agreement or any other Loan Document, are and shall be subordinate in right, priority and payment to all Senior Debt.

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This Note has been executed by Borrower and is effective, on and as of the date first set forth above.

BORROWER:

UNITED DEVELOPMENT FUNDING, L.P.

By:           United Development Funding, Inc.
Its:           General Partner

By:           /s/ Hollis Greenlaw
Name:       Hollis Greenlaw
Title:         President

Schedule 1

ADVANCE SCHEDULE

ADVANCES		REPAYMENTS		PRINCIPAL OUTSTANDING
Date of Advance	Amount Advanced	Date of Principal Repayment	Amount of Principal Repayment	Aggregate Principal Amount Outstanding

EXHIBIT A

ADVANCE REQUEST

1.           Submission Pursuant To Note.  This Advance Request is executed and delivered by United Development Funding, L.P., a Delaware limited partnership, formerly a Nevada limited partnership (“Borrower”), to United Development Funding III, L.P., a Delaware limited partnership (“Lender”), pursuant to the Secured Line of Credit Promissory Note dated as of August 20, 2008 executed by Borrower in favor of Lender (the “Note”).  Capitalized terms used but not defined in this Advance Request shall have the respective meanings assigned to such terms in the Note.

2.           Request For Borrowing.  Borrower hereby requests an Advance under the Note as follows:

(a)           Date of this Advance Request:

(b)           Amount of Advance requested:                                                                $

(c)	Date the Advance is requested to be made:

3.           Certification.  The undersigned certifies on behalf of the undersigned Borrower that, on and as of the date of this Advance Request:

(a)           The undersigned is a duly elected, qualified, and acting officer of Borrower.

(b)           All representations and warranties made by Borrower in the Note and each other Loan Document are true and correct in all material respects, and Borrower is in compliance in all material respects with all covenants and agreements in the Note and the other Loan Documents.

(c)           No Event of Default exists under the Note or any other Loan Document.

BORROWER:

UNITED DEVELOPMENT FUNDING, L.P.

By:           United Development Funding, Inc.
Its:           General Partner

By:
Name:
Title: